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                                                                     Exhibit 4.2

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                            HORSESHOE GAMING, L.L.C.,
                                     Issuer,

                           THE GUARANTOR NAMED HEREIN,

                                       and

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION,

                                     Trustee

                        ---------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of May 11, 1999

                                       to

                                    INDENTURE

                          Dated as of October 10, 1995

                        ---------------------------------

                          12.75% Senior Notes Due 2000

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      SECOND SUPPLEMENTAL INDENTURE dated as of May 11, 1999 among HORSESHOE
GAMING, L.L.C., as Issuer (the "Company"), ROBINSON PROPERTY GROUP, LIMITED PARTNERSHIP, as Guarantor (the "Guarantor"), and U.S. TRUST COMPANY, NATIONAL ASSOCIATION (formerly known as U.S. Trust Company of California, N.A.), as Trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered an Indenture dated as of October 10, 1995, as amended to date (the "Indenture"), providing for the issuance of $150,000,000 aggregate principal amount of the Company's Senior Notes Due 2000 (the "Senior Notes") and the related Guarantee of the Guarantor;

      WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 20, 1999, the Company solicited consents to various amendments and waivers (the "Amendments and Waivers") to and under the Indenture and related Security Documents intended to increase the Company's operating and financial flexibility and to accommodate the Company's acquisition by means of merger of the operating subsidiaries of Empress Entertainment, Inc.;

      WHEREAS, the requisite consents of the holders of the Senior Notes have been obtained and the Company, the Guarantor and the Trustee now desire to amend the Indenture pursuant to and in accordance with the provisions of Section 9.2 thereof to give effect to the Amendments and Waivers;

      WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the respective Boards of Directors of the manager of the Company and the general partner of the Guarantor; and

      WHEREAS, all conditions and requirements necessary to make this Second Supplemental


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Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

      NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the holders of the Senior Notes, as follows:

                                    ARTICLE I
                             AMENDMENTS AND WAIVERS

      Section 1.1  Amendment to Section 4.3 (Limitation on Restricted Payments).

                   Section 4.3 is hereby deleted in its entirety.

      Section 1.2  Amendments to Section 4.5 (Payment of Taxes and Other
                   Claims).

                   Section 4.5 is hereby deleted in its entirety.

      Section 1.3  Amendment to Section 4.6 (Maintenance of Insurance).

                   Section 4.6 is hereby deleted in its entirety.

      Section 1.4 Amendment to Section 4.7 (Compliance Certificates; Notice of Default).

                   Section 4.7 is hereby deleted in its entirety.

      Section 1.5  Amendment to Section 4.8 (Reports).

                   Section 4.8 is hereby deleted in its entirety.

      Section 1.6  Amendment to Section 4.9 (Waiver of Stay, Extension or Usury
                   Laws).

                   Section 4.9 is hereby deleted in its entirety.

      Section 1.7 Amendment to Section 4.10 (Limitation on Transaction with Affiliates).

                   Section 4.10 is hereby deleted in its entirety.

      Section 1.8 Amendment to Section 4.11 (Limitation an Incurrence of Additional


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                   Indebtedness and Disqualified Capital).

                   Section 4.11 is hereby deleted in its entirety.

      Section 1.9 Amendment to Section 4.12 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries).

                   Section 4.12 is hereby deleted in its entirety.

      Section 1.10 Amendment to Section 4.13 (Liens).

                   Section 4.13 is hereby deleted in its entirety.

      Section 1.11 Amendment to Section 4.15 (Limitation on Lines of Business).

                   Section 4.15 is hereby deleted in its entirety.

      Section 1.12 Amendment to Section 4.16 (Limitation on Status as Investment
                   Company).

                   Section 4.16 is hereby deleted in its entirety.

      Section 1.13 Amendment to Section 4.17 (Restrictions on Issuance or Sale
                   of Subsidiary Capital).

                   Section 4.17 is hereby deleted in its entirety.

      Section 1.14 Amendment to Section 4.18 (Additional Subsidiary Guarantors).

                   Section 4.18 is hereby deleted in its entirety.

      Section 1.15 Amendment to Section 4.19 (Excess Proceeds Escrow Agreement).

                   Section 4.19 is hereby deleted in its entirety.

      Section 1.16 Amendment to Section 4.20 (Intercreditor Agreement with GE).

                   Section is 4.20 hereby deleted in its entirety.

      Section 1.17 Amendment to Section 5.1 (Limitation on Consolidation, Merger
                   and Sale of Assets).

                   Section 5.1 is hereby deleted in its entirety.


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      Section 1.18 Amendment to Section 5.2 (Successor Corporation Substituted).

                   Section 5.2 is hereby deleted in its entirety.

      Section 1.19 Amendment to Section 13.1 (Security).

                   Section 13.1 is hereby amended to read as follows:

      (a) In order to secure the due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, related costs and expenses and, to the extent permitted by applicable law, overdue interest, if any, on the Senior Notes and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Senior Notes according to the terms hereunder or thereunder, the Company, the Guarantor, certain Subsidiaries and certain of the Binion Partners (each, a "Grantor" and collectively, the "Grantors") have granted or will grant, as applicable, a security interest in the Collateral to the Collateral Agent under the Security Documents described in clauses (i) through (vii) below for the equal and ratable benefit and security of the Holders without preference, priority or distinction of any thereof over any other by reason or difference in time, of issuance, sale or otherwise, and for the Collateral Agent or any other agent for such Holders to the extent provided in the Security Documents.

            (i) The Company has granted, pursuant to the HG Second Pledge Agreement, to the Collateral Agent for the ratable benefit of the Holders, a second pledge of all its equity interests in (1) NGCP, (2) the Guarantor, (3) HIND, (4) HGP and (5) Horseshoe Ventures. The HG Second Pledge Agreement also provides for the second pledge, for the ratable benefit of the Holders, of the Company's equity interest in all future (A) Subsidiaries, (B) Unrestricted Subsidiaries and (C) all other Persons; provided, however, that the Company shall not be required to pledge its equity interest of any entity described in clause (B) or (C) if prohibited by applicable law and, if so prohibited, such equity interest shall not be pledged to any other Person. The HG Second Pledge Agreement is subject to the terms of the Intercreditor Agreement.

            (ii) The Company has assigned, pursuant to the HG Note Assignment, to the Credit Facility Purchasers and the Collateral Agent, for the ratable benefit of the Holders, the HE Intercompany Senior Note and the RPG Intercompany Senior Note. In addition, all loans by the Company or a Subsidiary of the Company to another Subsidiary shall be evidenced by an Intercompany Note and such Intercompany Note shall be pledged to the Collateral Agent, for the ratable benefit of the Holders, and secured by the Casino and real property of such Subsidiary as described under the definition of "Intercompany Note". The HG Note Assignment is subject to the terms of the Intercreditor Agreement.

            (iii) Repayment of the principal of the HE Intercompany Senior Note and


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      premium, if any, and interest thereon, will be secured by certain real property of HE and the Horseshoe Bossier City Casino (and all related fixtures and equipment) pursuant to the Bossier City Mortgage, the Bossier City Second Ship Mortgage and the Bossier City Second Security Agreement. The Bossier City Mortgage will be assigned by the Company to the Credit Facility Purchasers and the Collateral Agent, for the ratable benefit of the Holders, pursuant to the Assignment of Bossier City Mortgage. The Bossier City Second Ship Mortgage and the Bossier City Second Security Agreement will be assigned by the Company to the Collateral Agent, for the ratable benefit of the Holders, pursuant to the Assignment of Bossier City Second Ship Mortgage and the Assignment of Bossier City Second Security Agreement, respectively. The Bossier City Mortgage, the Bossier City Second Ship Mortgage and the Bossier City Second Security Agreement are subject to the terms of the Intercreditor Agreement.

            (iv) The obligations of the Guarantor under the Guarantee and repayment of the principal of the RPG Intercompany Senior Notes and premium, if any, and interest thereof will be secured on the date hereof by the grant of a second lien on certain real property of the Guarantor and the Horseshoe Tunica Casino pursuant to the Tunica County Second Deed of Trust, the Tunica County Second Ship Mortgage and the Tunica County Second Security Agreement. The Company's interest in the Tunica County Second Deed of Trust, the Tunica County Second Ship Mortgage and the Tunica County Second Security Agreement will be assigned by the Company to the Collateral Agent, for the ratable benefit of the Holders, pursuant to the Assignment of Tunica County Second Deed of Trust, the Assignment of Tunica County Second Ship Mortgage and the Assignment of Tunica County Second Security Agreement, respectively. The Tunica County Second Deed of Trust, the Tunica County Second Ship Mortgage and the Tunica County Second Security Agreement are subject to the terms of the Intercreditor Agreement.

            (v) The Company's obligations hereunder and under the Senior Notes will be secured by the second pledge by Jack Binion and B&O of their equity interest in HIND and by JBB Gaming Investments, L.L.C. of its equity interests in Horseshoe Ventures and, in the future, the equity interests of any of the Binion Partners in any future (A) Subsidiaries of the Company or (B) Unrestricted Subsidiaries of the Company (provided that the pledge of the equity interest in such Unrestricted Subsidiaries shall not be required if prohibited by applicable law and if so prohibited, shall not be pledged to any other Person), pursuant to the Binion Partners Second Pledge Agreement. The Binion Partners Second Pledge Agreement will be subject to the terms of the Intercreditor Agreement. Any Binion Partner that acquires an equity interest in any Subsidiary of the Company shall become a party to the Binion Partners Second Pledge Agreement and pledge its equity interest in such Subsidiary to the Collateral Agent, for the ratable benefit of the Holders.

            (vi) The obligations of each Additional Guarantor shall be secured by the Casino and real property of such Additional Guarantor pursuant to appropriate security agreements to be executed by such Additional Guarantor and delivered to the Collateral Agent, for the


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      ratable benefit of the Holders (the "Additional Guarantor Security
      Agreements"), and each Additional Guarantor shall be deemed a Grantor under this Article XIII and all the terms of this Indenture which apply to the Grantors shall apply to each Additional Guarantor. The grant of the security interest by the Additional Guarantor in their Casinos and real property pursuant to the Additional Guarantor Security Agreements shall be subject to the terms of the Intercreditor Agreement. Each Additional Guarantor shall execute and become a party to the Collateral Agency Agreement.

            (vii) The Company shall cause each of its Subsidiaries and Unrestricted Subsidiaries to pledge to the Collateral Agent for the ratable benefit of the Holders pursuant to appropriate pledge agreements to be executed by such Subsidiary or such Unrestricted Subsidiary, as the case may be (the "Additional Pledge Agreements"), all Capital owned or acquired by such Subsidiary or such Unrestricted Subsidiary, as the case may be, after the Issue Date of (A) all Subsidiaries of the Company, (B) all Unrestricted Subsidiaries of the Company and (C) all other Persons in which the Company acquires an equity interest; provided, however, that no Subsidiary or Unrestricted Subsidiary of the Company shall be required to pledge Capital of any Person described in clause (B) or (C) if prohibited by applicable law and, if so prohibited, such Capital shall not be pledged to any other Person.

      (b) At the time this Indenture and the Security Documents are executed, each Grantor will have full right, power and lawful authority to grant, convey, hypothecate, assign, mortgage and pledge the property constituting the Collateral owned by such Grantor, in the manner and form done, or intended to be done, in this Indenture and in the Security Document to which it is a party, free and clear of all Liens whatsoever, except the Liens created by this Indenture and the Security Documents, Liens permitted by Section 4.13 and except to the extent otherwise provided therein and herein, and the Grantors covenant and agree to (a) forever warrant and defend the title to the same against the claims of all Persons whatsoever (other than claims brought by persons with Liens which are permitted by Section 4.13 and are superior to those granted to the Collateral Agent for the benefit of the Holders of the Senior Notes pursuant to the Security Documents), (b) execute, acknowledge and deliver to the Trustee and the Collateral Agent (if the Collateral Agent is a Person other than the Trustee) such further assignments, transfers, assurances or other instruments as the Trustee or the Collateral Agent may reasonably require or request, and (c) do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee or the Collateral Agent, to assure and confirm to the Trustee and the Collateral Agent the security interests in the Collateral contemplated hereby and by the Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes and the other Obligations secured hereby, according to the intent and purposes herein expressed. This Indenture and the Security Documents will create in favor of the Collateral Agent for the benefit of the Holders of the Senior Notes a direct and valid second priority Lien, (the "Holder Lien") on the property constituting the Collateral, as set forth herein and therein.

      (c) The foregoing shall not prohibit the Company from (i) granting Liens on the


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Collateral and on any other assets of the Company and its subsidiaries and from entering into amendments to the Security Documents in connection with the financing of the acquisition (the "Merger") by the Company of the gaming business of Empress Entertainment, Inc., as contemplated by the Offer to Purchase and Consent Solicitation Statement of the Company with respect to the Senior Notes, dated as of April 20, 1999 and (ii) allowing the Trustee (at the direction of the Company) to enter into an intercreditor agreement with the agent representing the lenders (the "New Lenders") providing such financing, which intercreditor agreement shall provide that the liens on the Collateral benefitting the New Lenders will be pari passu with the liens on the Collateral benefitting the Holders.

      Section 1.20 Definition of Permitted Liens.

      The definition of "Permitted Liens" is hereby amended to read as follows:

      "Permitted Liens" means any of the following:

      (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the company or such Subsidiary or Subsidiaries, as the case may be, in accordance with GAAP;

      (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

      (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

      (d) Liens disclosed on Schedule 1 to this Indenture;

      (e) Liens that secure Acquired Indebtedness of the Company or any of its Subsidiaries; provided, however, in each case, that the incurrence of such Acquired Indebtedness was permitted under Section 4.11 and such Liens do not encumber any other property or assets other than the


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property and assets acquired in such acquisition, merger or consolidation and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

      (f) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

      (g) judgment and attachment Liens with respect to judgments and attachments not giving rise to an Event of Default;

      (h) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Subsidiaries or which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries);

      (i) any (x) interest or title of a lessor or sublessor under any lease, including under any Capital Lease Obligation, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in subclause (y);

      (j) Liens arising form filing of precautionary UCC financing statements relating solely to leases not prohibited by this Indenture or the Security Documents;

      (k) any lien in favor of the company or any Subsidiary thereof so long as such Lien is subordinate in priority to any Lien on Collateral and any Lien granted with respect to the obligations of any Subsidiary to the Company under any Intercompany Note;

      (l) any Lien created or granted to, or for the benefit of, the lenders, financial institutions, purchasers and bondholders providing financing for the Merger or entering into Interest Swap and Hedging Obligations with respect to such financing.

      Section 1.21 Amendments to Section 6.1 (Events of Default).

                   Paragraphs (3) through (11) are hereby deleted in their entirety.

      Section 1.22 Amendment to Section 12.1 (Guarantee).

                   Section 12.1 is hereby deleted in its entirety.

      Section 1.23 Amendment to Section 12.2 (Execution and Delivery of
                   Guarantee).


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                   Section 12.2 is hereby deleted in its entirety.

      Section 1.24 Amendment to Section 12.3 (Certain Bankruptcy Events).

                   Section 12.3 is hereby deleted in its entirety.

      Section 1.25 Amendment to Section 12.4 (Release of Guarantor).

                   Section 12.4 is hereby deleted in its entirety.

      Section 1.26 Waiver.

            The Holders waive compliance by the Company with any provisions of the Indenture, the Senior Notes or the Security Documents which would prohibit or, with the passage of time or otherwise, be violated by, any component of the Merger (as defined in the Agreement and Plan of Merger) and any transactions contemplated by the Agreement and Plan of Merger, dated as of September 2, 1998, as amended, by and between the Company and certain of its subsidiaries and Empress Entertainment, Inc. and certain of its subsidiaries (the "Agreement and Plan of Merger"), including, without limiting the generality of the foregoing, the incurrence of indebtedness to finance such transactions, the granting and priority of liens to secure such indebtedness and the perfection of such liens. This waiver shall not apply to any such provision which, pursuant to the Indenture, may not be waived without the consent of each Holder of Senior Notes that remain outstanding.

                                   ARTICLE II
                                  MISCELLANEOUS

      Section 2.1 Supplemental Indenture Controls. To the extent of any inconsistency, ambiguity or conflict between the terms of the Indenture and this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall govern and control.

      Section 2.2 Terms Defined. All capitalized terms used in this Second Supplemental Indenture and not otherwise defined shall have the meanings specified in the Indenture.

      Section 2.3 Confirmation of Terms. Except as amended hereby, the Indenture and the Senior Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.


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      Section 2.4 Governing Law. The laws of the State of New York shall govern this Second Supplemental Indenture.

      Section 2.5 Successors. All agreements of the Company and the Guarantor in this Second Supplemental Indenture shall bind their respective successors.

      Section 2.6 Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

      Section 2.7 Effectiveness. The provisions of this Second Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

      Section 2.8 Trustee Disclaimer. The Trustee accepts the Amendments and Waivers to and under the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, for or with respect to (i) the validity, efficacy or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof,
(ii) the proper authorization hereof by the Company or the Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company or the Guarantor or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein


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provided for, and the Trustee makes no representation with respect to any such matters.


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      IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                    HORSESHOE GAMING, L.L.C., as Issuer

                                    By: HORSESHOE GAMING, INC., its Manager

                                    By: /s/ Jack B. Binion
                                        ---------------------------------------
                                        Name:  Jack B. Binion
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


                                    ROBINSON PROPERTY GROUP, LIMITED
                                    PARTNERSHIP, as Guarantor

                                    By: HORSESHOE GP, INC., its General Partner

                                    By: /s/ Jack B. Binion
                                        ---------------------------------------
                                        Name:  Jack B. Binion
                                        Title: President


                                    U.S. TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By: /s/ Sandra H. Leess
                                        ---------------------------------------
                                        Name:  Sandra H. Leess
                                        Title: Senior Vice President